UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2023

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

At the special meeting (the “Special Meeting”) of stockholders of Intelligent Bio Solutions Inc. (the “Company”) held on May 8, 2023, the stockholders of the Company approved, among other things, the full conversion of the Series C Convertible Preferred Stock of the Company, par value $0.01 per share (“Series C Preferred Stock”), issued by the Company pursuant to the Share Exchange Agreement, dated as of October 4, 2022 (the “Share Exchange Agreement”), and the issuance of shares of common stock of the Company, par value $0.01 per share (“Common Stock”) in connection with such conversion (the “Series C Conversion Approval”). The Share Exchange Agreement relates to the Company’s acquisition of Intelligent Fingerprinting Limited (“IFP”) in October 2022.

A result of the Series C Conversion Approval, and in accordance with the terms of the Share Exchange Agreement, certain convertible notes for which IFP is the borrower and the Company is a guarantor (the “Convertible Notes”), became eligible for conversion into shares of IFP that are to then be immediately transferred to the Company in exchange for shares of Series C Preferred Stock. As of May 8, 2023, all the holders of the Convertible Notes (the “Note Holders”) are committed, or have otherwise indicated that they were committed, to the above-described conversion and exchange of the Convertible Notes, which, in the aggregate, had an outstanding balance of £1,360,761 in principal and accrued interest as of May 8, 2023. Upon the conversion and exchange of the Convertible Notes in accordance with their respective terms and the terms of the Share Exchange Agreement, the Note Holders will receive an aggregate of 1,149,273 shares of Series C Preferred Stock. The conversion and exchange of the Convertible Notes into Series C Preferred Stock is currently in process and will be deemed to be effective as of May 9, 2023.

As of May 10, 2023, the 1,149,273 shares of Series C Preferred Stock issuable to the Note Holders were convertible into an aggregate of 172,386 shares of Common Stock.

The issuances of the shares of Series C Preferred Stock and Common Stock pursuant to the Share Exchange Agreement are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions provided by Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, and/or Rule 901 promulgated thereunder with respect to individuals who reside outside of the United States.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Special Meeting of stockholders of the Company, the stockholders of the Company also approved an amendment (the “Plan Amendment”) to the Company’s 2019 Long Term Incentive Plan (the “2019 Plan”) that increased the number of shares of Common Stock authorized for issuance under the 2019 Plan by 50,000 shares (from 75,000 to 125,000 shares).

The 2019 Plan and the Plan Amendment are described in further detail in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2023. A copy of the 2019 Plan, as amended and approved at the Special Meeting, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this item by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The number of shares of Common Stock that voted on matters presented at the Special Meeting was 609,464, representing approximately 38.48% of the 1,583,890 shares Common Stock outstanding as of the March 10, 2023, the record date for the Special Meeting.

Each of the proposals submitted to a vote of the Company’s stockholders at the Special Meeting, as described below, was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders are set forth below. The proposals are described in detail in the Proxy Statement filed with the SEC and are incorporated herein by reference.

Proposal 1. To approve, for purposes of complying with Nasdaq Listing Rule 5635, the full conversion of Series C Convertible Preferred Stock of the Company, par value $0.01 per share (Series C Preferred Stock), issued by the Company pursuant to the terms of the Share Exchange Agreement, and the issuance of shares of Common Stock in connection with such conversion (“Proposal 1”).

FOR	AGAINST	ABSTAIN
530,145	7,392	71,927

Proposal 2. To approve the full conversion of Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), issued by the Company pursuant to the terms of a Securities Purchase Agreement, dated as of December 21, 2022 (the “Securities Purchase Agreement”), and the issuance of shares of Common Stock in connection with such conversion (“Proposal 2”).

FOR	AGAINST	ABSTAIN
585,379	23,657	428

Proposal 3. To approve an increase in the number of shares of Common Stock authorized for issuance under the 2019 Plan by 50,000 shares (“Proposal 3”).

FOR	AGAINST	ABSTAIN
584,036	25,164	264

Proposal 4. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1, Proposal 2 and/or Proposal 3.

FOR	AGAINST	ABSTAIN
583,313	25,538	613

Item 8.01 Other Events.

As of May 10, 2023, all 3,512,277 shares of Series C Preferred Stock issued and outstanding on that date, including the 1,149,273 shares of Series C Preferred Stock issuable to the Note Holders (as described in Item 3.02), were convertible into an aggregate of 526,818 shares of Common Stock. Such conversion of the Series C Preferred Stock into Common Stock is to be effected in accordance with the Series C Conversion Approval, the terms of the Share Exchange Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock. This conversion of Series C Preferred Stock into Common Stock is currently in process and will be deemed to be effective as of May 10, 2023.

At the Special Meeting of stockholders of the Company, the stockholders of the Company also approved the full conversion of the Series D Preferred Stock issued by the Company pursuant to the Securities Purchase Agreement and the issuance of shares of Common Stock in connection with such conversion (the “Series D Conversion Approval”).

As of May 10, 2023, all 176,462 shares of the Company’s Series D Preferred Stock issued and outstanding on that date were convertible into an aggregate of 26,464 shares of Common Stock. Such conversion of the Series D Preferred Stock into Common Stock is to be effected in accordance with the Series D Conversion Approval, the terms of the Securities Purchase Agreement and the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock. This conversion of Series D Preferred Stock into Common Stock is currently in process and will be deemed to be effective as of May 10, 2023.

Upon the above-described conversion of Series C Preferred Stock and Series D Preferred Stock into Common Stock, the Company will have approximately 2,285,849 shares of Common Stock issued and outstanding, subject to adjustment for rounding of fractional shares, if any.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Intelligent Bio Solutions Inc. 2019 Long Term Incentive Plan (as amended May 8, 2023).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2023
INTELLIGENT BIO SOLUTIONS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer